AMERICAN ANNUITY GROUP, INC.

                                1994 STOCK OPTION PLAN

                       (as amended effective November 29, 1996)


          Section 1. Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by providing a means for selected Key Employees of the Company and its Subsidiaries to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and providing an inducement for Key Employees to remain in the employ of the Company or its Subsidiaries and to perform at their maximum levels. It is intended that Options granted pursuant to this Plan may be Incentive Stock Options or Nonqualified Stock Options, as hereinafter set forth.

          Section 2. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

               (a)    "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

               (c) "Committee" shall mean a committee of the Board which consists solely of not less than two (2) "outside directors" (as defined in Section 3 hereof) appointed by the Board to administer the Plan and perform the functions set forth in Section 3 of this Plan.

               (d) "Common Stock" shall mean the Common Stock, par value One Dollar ($1.00) per share, of the Company, and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 12, 13 of this Plan.

               (e) "Company" shall mean American Annuity Group, Inc., a Delaware corporation.

               (f) "Fair Market Value" with respect to the Common Stock as of any date shall mean (i) in the event the Common Stock is listed on a national securities exchange, the closing price as reported for composite transactions on that date, or, if no sales occurred on that date, then the closing price on the next preceding date on which such sales of Common Stock occurred; (ii) in the event the Common Stock is not listed on a national securities exchange, the mean between the high bid and low asked prices reported for shares of Common Stock traded over-the-counter on that date, or, if no bid and asked prices were reported on that date, then the mean between the high bid and low asked prices on the next preceding date on which such prices were reported; or (iii) in the event there are no over-the-counter prices for the Common Stock and it is not listed on a national securities exchange, the fair market value as determined by the Committee in its discretion.

               (g) "Incentive Stock Option" shall mean an Option granted under the Plan and designated as such by the Committee which meets the requirements of Section 422 of the Code.

               (h) "Key Employee" shall mean a regular employee, whether or not a director of the Company or a Subsidiary, who is an officer or holds a managerial or other key position as determined by the Committee, and who, in the judgment of the Committee, has demonstrated a capacity for making a substantial contribution to the success of the business of the Company or a Subsidiary.

               (i) "Nonqualified Stock Option" shall mean an Option granted under the Plan other than an Incentive Stock Option.

               (j) "Option" shall mean, unless otherwise specifically limited under any provision of this Plan, both an Incentive Stock Option and a Nonqualified Stock Option granted pursuant to this Plan.

               (k) "Option Price" shall mean the price at which Common Stock may be purchased under an Option, as provided in Section 7(e) of this Plan.

               (l) "Optionee" shall mean a Key Employee granted an Option under the Plan.

               (m) "Parent" shall mean any corporation which qualifies as a parent corporation of the Company within the meaning of Section 424 of the Code.

               (n) "Plan" shall mean the American Annuity Group, Inc. 1994 Stock Option Plan.

               (o) "Stock Option Agreement" shall mean the written agreement between an Optionee and the Company evidencing the grant of an Option and setting forth the terms and conditions of the grant.

               (p) "Subsidiary" shall mean any corporation which qualifies as a subsidiary corporation of the Company within the meaning of Section 424 of the Code.


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          Section 3.  Administration of the Plan.

               (a) Committee. The Plan shall be administered by the Committee which shall consist solely of not less than two (2) "outside directors," asto the extent required by Section 162(m) of the Code. Each member shall also be a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i)promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), as such Section and Rule may be amended, superceded or interpreted hereafter. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee shall be filled by action of the Board.
               (b) Duties and Powers of the Committee. The Committee shall have the full power and authority, but subject to and not inconsistent with the express provisions of the Plan, to establish and administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority (i) to grant Options which have received any requisite approval of the Board and to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; (ii) to determine the employees to whom, and the time or times at which, Options shall be granted; (iii) to determine the number of shares of Common Stock to be covered by each Option; (iv) to determine the Option Price of Common Stock subject to an Option; (v) to determine the duration of the exercise period of Options and the time or times at which Options may be exercised and the extent of exercisability of Options; (vi) to determine the terms and provisions of Stock Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan, including such terms and provisions as shall in the judgment of the Committee be necessary or advisable in order to conform to any applicable laws or regulations, as the same may be amended from time
          to time;     (vii) to make all other determinations necessary or
          advisable for the administration of the Plan; and (viii) to permit particular holders of Options to exercise an Option to a greater extent than provided in such Option. Subject to the express provisions of the Plan, the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement in such manner and to the extent it shall determine in order to carry out the purposes of the Plan.

          The Committee shall have full power and authority to construe and interpret the Plan and the respective Stock Option Agreements and to establish, amend or rescind such rules, regulations and procedures as the Committee deems necessary or appropriate for the proper administration of the Plan.

          The determinations of the Committee on the foregoing matters and any


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     other matters arising in connection with the construction, administration, interpretation and effect of the Plan and of the Committee's rules and regulations thereunder shall (except as otherwise specifically provided in the Plan) be final, binding and conclusive.

               (c) Committee Meetings and Actions. The Committee may select one of its members as Chairman. The Committee shall hold its meetings at such times and places as it shall determine. All decisions and determinations of the Committee shall be made by not less than the affirmative vote of a majority of its members. Actions may be taken by the Committee at a duly conveyed meeting (including a meeting by telephone conference call) or by unanimous written consent.

          Section 4. Eligibility. Options under the Plan may be granted only to Key Employees of the Company and its Subsidiaries. More than one Option may be granted to the same Optionee and be outstanding concurrently hereunder.

          Section 5.  Shares Subject to the Plan.

               (a) Aggregate Number of Shares Available. Subject to the adjustments provided for in Section 12, 13 of this Plan, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall be Two Million (2,000,000) shares. Shares delivered by the Company pursuant to exercises of Options may be authorized but unissued shares of Common Stock, issued shares of Common Stock which have been reacquired by the Company, or a combination thereof, as the Board or the Committee shall from time to time determine.

               (b) Maximum Number of Options. The maximum number of Options which may be granted under the Plan to any individual during any calendar year is Four Hundred Fifty Thousand (450,000). If an Option is canceled, it continues to be counted against the maximum number of shares of Common Stock for which Options may be granted to an individual. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

               (c) Effect of Expiration of Options. In the event that any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock subject to but not issued under such Option shall again be available for the granting of Options under the Plan.

               (d) Effect of Exercises. If all or any portion of an Option is exercised, the shares with respect to which such Option is exercised, shall not thereafter be available for the granting of other Options under the Plan

          Section 6.  Stock Option Agreements.  Each Option shall be evidenced

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     by a written Stock Option Agreement, which shall be executed by the Company and the Optionee, containing such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Committee to qualify them as an incentive stock option under the Code.

          Section 7. Terms and Conditions of Options. Each Option granted under the Plan shall comply with and be subject to the following terms and conditions, as well as such other terms and conditions as may be determined by the Committee and specified in the related Stock Option Agreement:

               (a) Number of Shares. The number of shares of Common Stock to which an Option relates shall be determined by the Committee and specified in the related Stock Option Agreement.

               (b) Type of Option. Each Stock Option Agreement shall specify the type of Option granted and evidenced thereby, i.e., whether the Option is an Incentive Stock Option or a Nonqualified Stock Option.

               (c) Date of Grant; Exercise Period. The date of grant of any Option shall be the date on which the Committee shall award the Option (or the earlier date, if applicable, that the Committee specifically approves such grant) if an immediate grant of such Option is contemplated, or the date contemplated as the date of grant if the Committee imposes a condition on the granting of such Option. Options granted under the Plan shall be for such periods as may be determined by the Committee and set forth in the related Stock Option Agreements, subject to the provisions of Section 9 hereof regarding early termination upon the occurrence of certain events and subject to the further provisions of this paragraph 7(c). The term of an Incentive Stock Option shall not exceed Ten (10) years from the date of grant of such Option.

               (d) Vesting of Options. Unless otherwise established by the Committee, all Options shall become exercisable upon the first anniversary of the date of grant to the extent of Twenty Percent (20%) of the total shares covered by the Option with an additional Twenty Percent (20%) of the total shares covered by the Option becoming exercisable on each succeeding anniversary. This right of exercise shall be cumulative and shall be exercisable in whole or in part.

               (e) Option Price. The Option Price per share of the Common Stock subject to an Option granted under the Plan shall be determined by the Committee at the time the Option is granted, and shall be subject to the following conditions:

                  (i) Nonqualified Stock Options - The Option Price per
               share of Common Stock subject to a Nonqualified Stock Option may be less than the Fair Market Value per share of the


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               Common Stock on the date of grant, but shall not be less
               than the par value per share of Common Stock.

                  (ii) Incentive Stock Options - The Option Price per share
               of Common Stock subject to an Incentive Stock Option shall not be less than the greater of (a) One Hundred Percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant, or (b) the par value per share of the Common Stock.

               (f) Special Provisions Applicable to Incentive Stock Options. At the time the Incentive Stock Option is granted, if the Optionee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

                  (i) The Option Price must equal at least 110% of the
               Fair Market Value on the date of grant; and

                  (ii) The term of the Option shall not be greater
               than five years from the date of grant.

               The aggregate Fair Market Value of Common Stock (determined at the date of grant) with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year under this Plan or any other plan maintained by shall not exceed $100,000.

               If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

          (g) If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

          Section 8.  Method of Exercise; Payment of Option Price

               (a) Method of Exercise. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable in accordance with the terms of the related Stock Option Agreement and the provisions of this Plan by delivering to the Company written notice of such exercise in the manner hereinafter specified in
          Section 18, provided, however, that an Option may not be exercised at any one time as to less than One Thousand (1,000) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than One Thousand (1,000) shares). Such written notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price for such shares. The date of exercise of an Option or portion thereof shall be the date of receipt by the Company of such written notice as determined in accordance with the provisions of Section 18 of the Plan provided, however, that for purposes of an issuance of shares upon exercise, the date of issuance shall be as soon as practicable after exercise but shall be no earlier than a date which is at least ten (10) business days after receipt of notice of exercise. Until shares are actually issued, those shares shall not be deemed outstanding for any purpose.

               (b) Payment of Option Price. Payment for shares purchased upon exercise of an Option may be made

                  (i) in cash (including a check, bank draft or money order), or

                  (ii) with the approval of the Committee, by delivering to the
               Company shares of Common Stock already owned by the Optionee ("Previously Held Shares") having a Fair Market Value (determined as of the day preceding the date on which the Option is exercised) equal to the cash Option Price of the shares of Common Stock as to which the Option is being exercised, or

                  (iii) with the approval of the Committee, by a combination of the methods described in (i) and (ii) above, or

                  (iv) with the approval of the Committee, by any other method or in any other form authorized by the Committee and reflected in the related Stock Option Agreement or in any written notice relative thereto as may be from time to time delivered by the Committee to the Optionee. The Company, in its sole discretion, may establish procedures whereby a Key Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options' qualification under Code Section 422 as Incentive Stock Options. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

          Section 9.  Death, Disability or Other Termination of Employment

               (a) Death. In the event an Optionee dies (i) while in the employ of the Company or a Subsidiary or (ii) within Three (3) months of the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company or the Subsidiary, as the case may be), his Option may be exercised, solely to the extent that the Optionee was entitled to exercise the Option at the date of his death or, if earlier, the date of his termination, by the person or persons to whom such Optionee's rights under the Option shall pass by will or the laws of descent and distribution, at any time or from time to time within One (1) year after the date of termination of employment or prior to the expiration of the period for which the Option was granted, whichever is the shorter period.

               (b) Disability. In the event an Optionee's employment by the Company or a Subsidiary is terminated because of the Optionee's permanent disability, the Optionee may exercise his Option, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within One (1) year after the date of such termination of employment or prior to the expiration of the period for which the Option was granted, whichever is the shorter period.

               (c) Other Termination of Employment. In the event the Optionee's employment by the Company or a Subsidiary is terminated other than by death or permanent disability as provided by paragraphs
          (a) and (b), respectively, of this Section 9 and other than for cause or by the voluntary action of the Optionee without the consent of the Company or Subsidiary employing the Optionee, the Optionee may exercise his Option, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within Three (3) months after the date of such termination of employment or prior to the expiration of the period for which the Option was granted, whichever is the shorter period. In the event the Optionee's employment by the Company or a Subsidiary is terminated for cause or by the voluntary action of the Optionee without the consent of the Company or Subsidiary employing the Optionee, his Option shall terminate at the date of termination of his employment.

               (d) Failure to Exercise. To the extent an Option or any portion thereof is not exercised within the limited period provided in paragraphs (a), (b) or (c) of this Section 9, whichever is applicable, all rights pursuant to such Option will cease and terminate at the expiration of such period.

               (e) Matters Relating to Termination of Employment. The Committee in its absolute discretion shall determine the effect of all matters and questions relating to the termination of employment of an Optionee, including, but not limited to, questions as to whether a termination of employment resulted from permanent disability or was voluntary or involuntary on the part of the Optionee and questions of whether particular leaves of absence constitute terminations employment.

          Section 10. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee in its discretion may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor. Notwithstanding the foregoing, however, no modification (other than adjustments as provided by Section 12, 13 hereof) of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee.

          If the terms of an Incentive Stock Option are "modified, extended or renewed" within the meaning of Section 424(h) of the Code and interpretations thereunder, such modification, extension or renewal shall be considered the granting of a new Incentive Stock Option.

          Section 11. Withholding Taxes. The Company shall be entitled to require, as a condition to its delivery of shares of Common Stock upon the exercise of an Option, that the Optionee pay to the Company an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto.

          Subject to the further provisions of this Section 11 and to the approval of the Committee, an Optionee may elect to satisfy applicable withholding tax liabilities by (i) having the Company withhold from the shares of Common Stock otherwise issuable to the Optionee upon his exercise of an Option that number of shares of Common Stock having a Fair Market Value on the day preceding the date of such exercise sufficient to satisfy the amount of such tax liabilities or (ii) delivering to the Company that number of Previously Held Shares having a Fair Market Value on the day preceding the date of such exercise sufficient to satisfy the amount of such tax liabilities. Any such election will be irrevocable and must be made prior to the date the Option exercise becomes taxable. In addition, if the Optionee is a director or an officer of the Company within the meaning of Section 16(b) of the 1934 Act, such election may not be made within Six (6) months of the grant of the Option (except that this limitation will not apply in the event of the death or disability of the Optionee prior to the expiration of the Six (6) month period), and such election shall be made either in the Ten (10) day "window period" following the release of the Company's quarterly or annual summary earnings statement as provided by Rule 16b-3(e)(iii) under the 1934 Act, or at least Six (6) months prior to the date the Option exercise becomes taxable.

          The Company intends that this Section 11 shall comply with the requirements of Rule 16b-3 under the 1934 Act, as the same may be interpreted or amended from time to time during the term of the Plan. Should any provision of this Section 11 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 11 to so comply, the Committee may amend the Plan to add to or modify the provisions of the Plan accordingly.

          Section 12. Cash Payments for Taxes. The Committee may, in its sole discretion, provide in a Stock Option Agreement that the Company will make a cash payment to the Key Employee covered thereby equal to the aggregate of the amount of federal, state and local income taxes which such Key Employee would be required to pay to each such taxing authority attributable to the realization of taxable income, if any, as a result of the receipt of Shares pursuant to the exercise of any Option (other than an Incentive Stock Option) granted under the Plan. The Committee may, in its discretion, require the Key Employee to make an election to be taxed immediately under Section 83(b) of the Code as a condition to receiving such payment. In computing the amount of such payment, it shall be assumed that every Key Employee granted an Option under the Plan is subject to tax by each taxing authority at the highest marginal tax rate in the respective taxing jurisdiction of such Key Employee (provided that the highest marginal tax rate for federal income tax purposes shall be determined under
     Section 1 of the Code), taking into account the city and state in which such Key Employee resides, but giving effect to the tax benefit, if any, which such Key Employee may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction (disregarding the effects of Code Section 68 in determining deductibility for federal income tax purposes). Likewise, the Committee may, in its sole discretion, provide in a Stock Option Agreement that the Company will make a cash payment to the Key Employee covered thereby equal to the amount of excise taxes (i.e., an "excise tax gross-up payment") which such Key Employee would be required to pay pursuant to Section 4999 of the Code as a result of all or any part of such Key Employee's Option being treated as an "excess parachute payment" within the meaning of
     Section 280G(b) of the Code. In addition to the foregoing, the Committee may, in its discretion, increase each cash payment due to a Key Employee hereunder, such that each Key Employee who receives Shares and/or an excise tax gross-up payment pursuant to any Option granted under this Plan shall receive such Shares and/or excise tax gross-up payment net of all income and/or excise taxes imposed on such Key Employee on account of the receipt of such Shares and/or excise tax gross-up payment.

          Section 13. Adjustments Upon Changes in Capitalization. The total number and character of shares available for Options under the Plan, the number and character of shares subject to outstanding Options and the Option Price shall be appropriately adjusted by the Committee in the event of any change in the number or character of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares or reclassification. In the event of a merger or consolidation of the

     Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Options under the Plan and take such other actions as it deems necessary or appropriate to reflect, or in anticipation of, such merger, consolidation or tender offer, including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, the acceleration of Options, or the removal of limitations or restrictions on outstanding Options.

          Section 14. Nontransferability. No Option granted under the Plan shall be transferable by an Optionee otherwise then by will or by the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

          Section 15. No Right to Continued Employment. Nothing in this Plan or in any Option granted hereunder shall confer upon an Optionee any right to continue in the employ of the Company or a Subsidiary nor interfere or affect in any way the right of the Company or a Subsidiary to terminate an Optionee's employment at any time for any reason.

          Section 16. Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to an Option until the date of issuance to him of a stock certificate or certificates for such shares. Upon exercise, the date of issuance shall be as soon as practicable but shall be no earlier than a date which is at least ten (10) business days after receipt of notice of issuance. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12, 13 hereof.

          Section 17. Compliance with Law and Other Conditions. The obligation of the Company to issue or deliver shares of Common Stock upon the exercise of Options shall be subject to all applicable laws, regulations, rules and approvals of applicable governmental and regulatory authorities. Notwithstanding any other provisions of this Plan or any Stock Option Agreements, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of an Option prior to the fulfillment of the following conditions:

               (i) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Common Stock is then listed;

               (ii) The registration or other qualification of such shares under any state or federal securities law or regulation which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

               (iii) The obtaining of any other consent, approval, permit or other clearance from any state or federal governmental or regulatory agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

          With respect to Options granted to any Optionee who is an officer of the Company or is otherwise subject to Section 16 of the 1934 Act, the Committee may, in its absolute discretion at the time of the granting of an Option or the exercise thereof, make such provisions as may be necessary to assure compliance with Rule 16b-3 under the 1934 Act.

          Section 18. Notices. Whenever any notice is required or permitted to be given under the Plan or any Stock Option Agreement, such notice must be in writing and personally delivered or sent by courier or by mail. Any such notice shall be deemed effectively given or delivered upon personal deliver or Twenty-Four (24) hours after delivery to a courier service which guarantees overnight delivery or Five (5) days after deposit with the U.S. Post Office, by registered or certified mail, return receipt requested, postage prepaid, addressed to the person who is to receive such notice at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee shall specify as its or his address for receiving notices the address set forth in the Stock Option Agreement pertaining to the shares of Common Stock to which such notice relates.

          Section 19. Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, unless the board delegates such authority to the Committee; provided, however, that except as expressly authorized by the Plan, neither the Board nor the Committee shall, without the approval of the holders of a majority of the outstanding shares of the Company's stock entitled to vote thereon, effect any change to the Plan if such change would cause the Plan to cease to satisfy any applicable conditions of Rule 16b-3.

          Further, no such amendment, suspension or termination, other than adjustments for changes in capitalization as provided in Section 12, 13 hereof, shall adversely affect or impair any outstanding Option without the written consent of the Optionee affected thereby.

          Finally, no amendment shall cause the Plan or any Option granted under the Plan to fail to meet the conditions for exclusion of application of the One Million Dollar ($1,000,000) deduction limitation imposed by Section 162(m) of the Code.

          Section 20. Effective Date; Duration.

          (a) Effective Date. The Plan shall become effective upon the date of its adoption by the Board provided that, within Twelve (12) months after


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     the date the Plan is adopted by the Board, the Plan is approved and adopted by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon. If the Plan shall not be subsequently approved and adopted by the shareholders of the Company as specified herein, the Plan and all Options granted hereunder shall be null and void and any obligation pursuant to the subsequent exercise of any Option previously granted shall not be binding upon the Company. To the extent an Optionee has already purchased and paid for any shares received under the Plan, the Optionee may retain the ownership of said shares; however, the prior exercise of said Option shall not constitute the exercise of an Incentive Stock Option.

          (b) Duration. Unless earlier terminated by the Board or the Committee pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its effective date as hereinbefore specified. No Options shall be granted under the Plan after such termination date.